AMENDMENT NO. 5

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 5 (this "Amendment") is entered into as of April 13, 2022, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation ("Borrower"; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a "Loan Party" and collectively, the "Loan Parties"), the Lenders (as defined below) signatory hereto, and WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation ("WBCC"), individually, as a Lender hereunder and as agent for itself and each other Lender (WBCC, acting in such agency capacity, the "Agent").

BACKGROUND

Loan Parties, the financial institutions who are or hereafter become parties thereto as lenders (collectively, the "Lenders" and each individually, a "Lender"), and Agent are parties to an Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Annex One – General Definitions of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

"Borrowing Base" shall mean the sum of the following: (i) the product of the Applicable Advance Rate times the Collateral Value of Eligible Mortgage Loans; minus (ii) the Availability Reserves; provided, however, that availability from Eligible Mortgage Loans with respect to any Florida

Mortgaged Properties included in the Borrowing Base shall not exceed $4,875,000. It is understood and agreed by Borrower in connection with the foregoing that any decrease in the Applicable Advance Rate, any imposition (or increase) in any Availability Reserves or any change in the composition of Eligible Mortgage Loans instituted by Agent pursuant hereto from time to time may limit or restrict the amount of Advances available to Borrower hereunder. In no event shall the Borrowing Base include the Additional Mortgage Loans.

(b) Subsection (f) in Annex Two – Representations and Warranties Re: Mortgage Loans of the Credit Agreement is hereby amended by (1) deleting the reference to "the outstanding principal balance of the Mortgage Loan" in the first sentence thereof and inserting "[reserved]" in lieu thereof, and (2) deleting the reference to "the outstanding principal balance of the Mortgage Loan" in the second sentence thereof and inserting "[reserved]" in lieu thereof.

(c) Annex Two – Representations and Warranties Re: Mortgage Loans of the Credit Agreement is hereby further amended by amending and restating subsection (bbb) therein to read as follows:

"(bbb) Maximum Loan Amount. The principal amount of any single Mortgage Loan shall not exceed Two Million Dollars ($2,000,000). The aggregate principal amount of all Eligible Mortgage Loans owing at any time by any Mortgagor Customer (or Affiliate of any Mortgagor Customer) (including common guarantors and/or related entities) to Borrower, or any Affiliate of Borrower shall not exceed Five Million Dollars ($5,000,000)."

3. Conditions of Effectiveness. This Amendment shall become effective (such date, the "Amendment No. 5 Effective Date") upon Agent's receipt of:

(a) a copy of this Amendment duly executed and delivered by Lenders, each Loan Party and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent; and

(b) such other documents, instruments and agreements as Agent or its counsel may require.

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as

amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Amendment," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the

release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

10. Personal Guarantor. Assaf Ran (the "Personal Guarantor") hereby ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Amended and Restated Guaranty Agreement (as amended, the "Guaranty"), dated as of August 8, 2017, made by Personal Guarantor in favor of Agent remain in full force and effect after giving effect to the execution and effectiveness of this Agreement, and Personal Guarantor hereby reaffirms that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Agreement are irrevocably guaranteed by such Personal Guarantor in accordance with the terms and conditions of the Guaranty.

11. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:________________________
Name: ASSAF RAN
Title: CEO

PERSONAL GUARANTOR:

____
ASSAF RAN

WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation, as Agent and a Lender

By: Leo Goldstein
Name: Leo Goldstein
Title: Vice President

MIZRAHI TEFAHOT BANK LTD., as a Lender

By: ______________________________
Name: NGUYEN PHUNG
Title: VP

Gerry B. Perez
Senior Vice President, CCO
Mizrahi Tefahot Bank Ltd.
UMTB USA

FLUSHING BANK, as a Lender

By:______________________________
Name: Jacqueline Yu
Title: Vice President